Sub-Item 77Q1(a)

            Copies of any material amendments to the registrant's charter or by-laws:

            Amended Schedule B to the Declaration of Trust, amended as of February 25, 2010.
      Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on March 3, 2010
            (Accession Number 0001145443-10-000523).

Amended Schedule B to the Declaration of Trust, amended as of May 20, 2010.
      Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on May 20, 2010
            (Accession Number 0001145443-10-001110).

            Amended Schedule B to the Declaration of Trust, amended as of June 10, 2010.
      Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on June 16, 2010
            (Accession Number 0001145443-10-001314).